SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 Date of Report: August 23, 2002




                  ALPHA HOSPITALITY CORPORATION

        (Exact Name of Registrant as Specified in Charter)





             Delaware                   1-12522               13-3714474
     (State or other jurisdiction   (Commission File No.)  (IRS Employer
         of incorporation)                                 Identification No.)




  707 Skokie Boulevard, Suite 600, Northbrook, Illinois      60062
(Address of Principal Executive Offices)                   (Zip Code)



     Registrant's telephone number, including area code: (847) 418-3804

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ITEM 5.   OTHER EVENTS

     On August 22, 2002, U.S. District Court Judge Colleen McMahon granted Park Place Entertainment Corporation's motion for summary judgment in the suit filed November 13, 2000 by Catskill Development, LLC and Mohawk Management, LLC. Unexpectedly, this ruling included a reversal of a previously issued ruling by the court.

     The Company has been informed that Catskill Development, LLC and it's attorneys are reviewing this decision and evaluating alternatives for judicial review of the decision. However, the Company cannot predict whether Catskill Development, LLC will pursue an appeal of this decision or whether such an appeal will ultimately be successful.

       Independently, the Company cannot pursue an appeal on its own. Moreover, any appeal of the decision is likely to involve an extended delay prior to a trial on the merits. Accordingly, the Company expects to take significant write downs of its assets in the quarter ending September 30, 2002. As a result of yesterday's actions, the Company might not have a significant recovery from its investment in Catskill Development, LLC.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 23, 2002           ALPHA  HOSPITALITY CORPORATION
                                         (Registrant)

                                By: /s/   Scott  A. Kaniewski
                                          Scott A. Kaniewski
                                          Chief Financial Officer